Exhibit 99.1

Contacts:
Pete Michielutti	Stacy Kruse

Executive Vice President, Chief Financial Officer, Chief Operating Officer	Vice President Finance, Treasurer

Wilsons The Leather Experts Inc.	Wilsons The Leather Experts Inc.

(763) 391-4000	(763) 391-4000

For Immediate Release

Wilsons Leather Chairman, CEO to Resign

Joel N. Waller to Step Down by January 31, 2005

MINNEAPOLIS – October 28, 2004 – Wilsons The Leather Experts (Nasdaq: WLSN) today announced that longtime Chairman and Chief Executive Officer Joel N. Waller will step down by January 31, 2005. A search to replace Waller as Chief Executive Officer is currently underway and the Company expects to make an announcement regarding his successor within a month.

Waller, 65, who has been with the Company and its predecessors for 28 years and served as its CEO for 21 years, said the timing is right for a leadership transition.

Earlier this year, Wilsons Leather began an aggressive turnaround plan to improve profitability and strengthen its financial position. During the first half of 2004, the Company streamlined headquarters positions, closed two distribution centers and exited 111 underperforming stores to realign costs with revenue. And in July, Wilsons Leather secured $35.0 million in private equity financing. As a result, operating margins and comparable store sales have improved significantly.

“The business is on the right track for success,” said Waller. “We have a solid strategy in place and we have made excellent progress toward our goal of improving our overall business performance. As I transition my leadership, I’m confident that our strong management team will continue to advance our initiatives and drive Wilsons Leather forward.”

Under Waller’s leadership, Wilsons Leather has grown from a small regional concept to a nationally recognized brand. His vision has been integral to the success of the Wilsons Leather brand for more than a quarter of a century.

About Wilsons Leather
Wilsons Leather is the leading specialty retailer of leather outerwear, accessories and apparel in the United States. As of October 2, 2004, Wilsons Leather operated 453 stores located in 45 states and the District of Columbia, including 328 mall stores, 109 outlet stores and 16 airport stores. The Company regularly supplements its permanent mall stores with seasonal stores during its peak selling season from October through January.

###

Except for historical information, matters discussed in this press release are forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Such statements are based on information available to management as of the time of such statements, and relate to, among other things, anticipated changes in our management team, our results of operations, and expected demand for our products. Factors that could cause actual results to differ include: changes in customer shopping patterns; competition in our markets; economic downturns; failure of results of operations to meet expectations of research analysts; change in consumer preferences and fashion trends away from leather; reductions in our comparable store sales over the past three years; risks associated with our debt service; our inability to grow the business as planned; decreased availability and increased cost of leather; risks associated with foreign sourcing and international business; risks associated with estimates made in our critical accounting policies; seasonality of the business; loss of key members of our management team; reliance on third parties for maintaining our management information systems; concentration of our common stock; volatility of our common stock; war, acts of terrorism or the threat of either; and interruption in the operation of corporate offices and distribution centers. The information included in this press release is operative as of this date only. Wilsons Leather does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In order to ensure that all investors continue to have equal access to the same information, Wilsons Leather will refrain from updating projections made in this press release unless it does so through means designed to provide broad distribution of the information to the public.